SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 28, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                     001-16533                63-1261433
(State of Incorporation)       (Commission File No.)    (IRS Employer I.D. No.)


     100 Brookwood Place, Birmingham, Alabama                     35209
      (Address of Principal Executive Office )                  (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


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Item 7.01     Regulation FD Disclosure

                  On February 28, 2005 ProAssurance Corporation announced that we have entered into an agreement that provides for NCRIC Group to be merged into ProAssurance in an all-stock transaction. Following our announcement, we held a conference call to discuss the transaction.

                  In that conference call we said that we expect the transaction to be accretive to ProAssurance book value and earnings per share in the range of approximately five percent. We are providing this filing to clarify that statement and provide additional information.

                  Our expectation is for accretion of approximately five percent on a pro forma basis, based on publicly available earnings estimates for NCRIC. In arriving at that figure, we based our decision on the achievement of a certain degree of synergistic savings that we developed in our internal models which we believe to be reasonable. There can no assurance that we will be able to realize these cost savings.

                  There is currently an $18.2 million judgment in place against NCRIC in the Columbia Hospital coverage lawsuit. The outcome of motions and potential appeals could jeopardize our accretion analysis.

                  NCRIC has taken action to strengthen loss reserves and although we believe that the loss reserves now in place are adequate, unanticipated adverse development in the future could also reduce or eliminate any accretion.

                  We are furnishing the exhibit to this Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


Caution Regarding Forward-Looking Statements

This filing contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this filing clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003 and Form 10Q for the most recent quarter.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

Relating to the ongoing operations of the combined companies:

o General economic conditions, either nationally or in our market area, that are worse than expected;

o regulatory and legislative actions or decisions that adversely affect our business plans or operations;

o    price competition;

o inflation and changes in the interest rate environment the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

o changes in laws or government regulations affecting medical professional liability insurance and practice management and financial services;

o    changes to our ratings assigned by A.M. Best;

o    the effect of managed healthcare;

o uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance; and changes in the availability, cost, quality, or collectibility of reinsurance;

o significantly increased competition among insurance providers and related pricing weaknesses in some markets.

o changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial Accounting Standards Board; and

o    changes in our organization, compensation and benefit plans.

Relating to the proposed transaction with NCRIC:

o The business of ProAssurance and NCRIC may not be combined successfully, or such combination may take longer to accomplish than expected;

o the cost savings from the merger may not be fully realized or may take longer to realize than expected;

o operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

o governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

o restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations; and

o    the stockholders of NCRIC may fail to approve the merger.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 28, 2005

                                              PROASSURANCE CORPORATION





                                              By:  /s/ Howard H. Friedman
                                              ------------------------------
                                                       Howard H. Friedman
                                                       Chief Financial Officer